Exhibit 99.2

BROADSTONE
NET LEASE, INC.

Academy
SPORTS+OUTDOORS

Q4 2025 QUARTERLY SUPPLEMENTAL INFORMATION

www.broadstone.com

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About the Data
This data and other information described herein are as of and for the three months ended December 31, 2025 unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with Broadstone Net Lease, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, including the financial statements and the management’s discussion and analysis of financial condition and results of operations sections.
Forward Looking Statements
Information set forth herein contains forward-looking statements, which reflect our current views regarding our business, financial performance, growth prospects and strategies, market opportunities, and market trends. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “would be,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. All of the forward-looking statements herein are subject to various risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance, and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to general economic conditions, including but not limited to increases in the rate of inflation and/or fluctuations in interest rates, local real estate conditions, tenant financial health, and property acquisitions and the timing of these investments and acquisitions. These and other risks, assumptions, and uncertainties are described in our filings with the SEC, which are available on the SEC’s website at www.sec.gov.
You are cautioned not to place undue reliance on any forward-looking statements included herein. All forward-looking statements are made as of the date of this document and the risk that actual results, performance, and achievements will differ materially from the expectations expressed or referenced herein will increase with the passage of time. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.
IP Disclaimer
This document contains references to copyrights, trademarks, trade names, and service marks that belong to other companies. Broadstone Net Lease is not affiliated or associated with, and is not endorsed by and does not endorse, such companies or their products or services.

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Company Overview
Broadstone Net Lease, Inc. (NYSE:BNL) (the “Company”, “BNL”, “us”, “our”, and “we”) is an industrial-focused, diversified net lease real estate investment trust (“REIT”) that invests in primarily single-tenant commercial real estate properties that are net leased on a long-term basis to a diversified group of tenants. We primarily, and selectively, invest in real estate across industrial and retail property types. We target properties with credit worthy tenants in industries characterized by positive business drivers and trends, where the properties are an integral part of the tenants’ businesses and there are opportunities to secure long-term net leases. Through long-term net leases, our tenants are able to retain operational control of their strategically important locations, while allocating their debt and equity capital to fund core business operations rather than real estate ownership.

Executive Team	Board of Directors

John D. Moragne
Chief Executive Officer and Member, Board of Directors
Ryan M. Albano
President and Chief Operating Officer
Kevin M. Fennell
Executive Vice President, Chief Financial Officer and Treasurer
John D. Callan, Jr.
Senior Vice President, General Counsel, and Secretary
Michael B. Caruso
Senior Vice President, Underwriting & Strategy
Will D. Garner
Senior Vice President, Acquisitions
Jennie L. O’Brien
Senior Vice President and Chief Accounting Officer
Molly Kelly Wiegel
Senior Vice President, Human Resources & Administration
Laurie A. Hawkes Chairman of the Board John D. Moragne Chief Executive Officer Michael A. Coke Jessica Duran Laura Felice Richard Imperiale David M. Jacobstein Joseph Saffire James H. Watters
Company Contact Information
Brent Maedl
Director, Corporate Finance & Investor Relations
brent.maedl@broadstone.com
585-382-8507
Transfer Agent
Computershare Trust Company, N.A.
150 Royall Street
Canton, Massachusetts 02021
800-736-3001

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Quarterly Financial Summary
(unaudited, dollars in thousands except per share data)

	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
Financial Summary
Investment in rental property	$5,328,283	$5,147,649	$5,058,791	$5,032,276	$4,994,057
Less accumulated depreciation	(772,589)	(745,326)	(721,195)	(694,990)	(672,478)
Property under development	265,812	179,172	116,635	35,492	18,784
Investment in rental property, net	4,821,506	4,581,495	4,454,231	4,372,778	4,340,363
Cash and cash equivalents	30,540	81,966	20,784	9,605	14,845
Restricted cash	3,102	1,354	1,192	1,428	1,148
Total assets	5,717,267	5,519,271	5,326,679	5,237,186	5,216,417
Unsecured revolving credit facility	266,036	95,824	197,880	174,122	93,014
Mortgages, net	56,689	57,168	75,685	76,260	76,846
Unsecured term loans, net	994,219	994,550	994,028	893,505	897,201
Senior unsecured notes, net	1,190,738	1,190,315	846,441	846,252	846,064
Total liabilities	2,683,806	2,506,762	2,290,858	2,156,372	2,074,993
Total Broadstone Net Lease, Inc. equity	2,901,995	2,884,658	2,906,693	2,949,734	3,003,745
Total equity (book value)	3,033,461	3,012,509	3,035,821	3,080,814	3,141,424

Revenues	118,295	114,167	112,986	108,690	112,130
General and administrative - other	7,174	7,486	7,100	7,525	7,951
Stock based compensation	2,492	2,488	2,471	2,147	1,977
General and administrative	9,666	9,974	9,571	9,672	9,928
Total operating expenses	62,384	63,417	69,088	70,785	77,369
Interest expense	25,051	28,230	21,112	20,074	19,564
Net income	35,028	27,065	19,830	17,493	27,607
Net earnings per common share, diluted	$0.17	$0.14	$0.10	$0.09	$0.14

FFO	73,010	70,969	73,695	72,627	80,003
FFO per share, diluted	0.37	0.36	$0.37	$0.37	$0.41
Core FFO	77,699	70,386	77,150	75,280	74,427
Core FFO per share, diluted	$0.39	$0.35	$0.39	$0.38	$0.38
AFFO	75,846	74,314	74,308	71,812	70,532
AFFO per share, diluted	$0.38	$0.37	$0.38	$0.36	$0.36

Net cash provided by operating activities	84,567	64,190	79,280	71,459	63,911
Capital expenditures and improvements	248	542	614	1,106	2,205
Capital expenditures and improvements - revenue generating	6,337	5,624	1,994	13,242	3,755
Net cash (used in) provided by investing activities	(284,626)	(174,054)	(131,258)	(85,335)	27,338
Net cash provided by (used in) financing activities	150,380	171,208	62,921	8,916	(86,474)
Distributions declared	57,919	57,284	57,284	58,874	57,209
Distributions declared per diluted share	$0.290	$0.290	$0.290	$0.290	$0.290

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Balance Sheet
(unaudited, in thousands)

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Assets
Accounted for using the operating method:
Land	$781,117	$778,177	$784,092	$780,817	$778,826
Land improvements	373,405	359,210	360,774	360,197	357,142
Buildings and improvements	4,118,578	3,954,112	3,871,441	3,848,623	3,815,521
Equipment	15,281	16,070	16,070	16,070	15,843
Total accounted for using the operating method	5,288,381	5,107,569	5,032,377	5,005,707	4,967,332
Less accumulated depreciation	(772,589)	(745,326)	(721,195)	(694,990)	(672,478)
Accounted for using the operating method, net	4,515,792	4,362,243	4,311,182	4,310,717	4,294,854
Accounted for using the direct financing method	25,497	25,673	25,845	25,999	26,154
Accounted for using the sales-type method	14,405	14,407	569	570	571
Property under development	265,812	179,172	116,635	35,492	18,784
Investment in rental property, net	4,821,506	4,581,495	4,454,231	4,372,778	4,340,363
Cash and cash equivalents	30,540	81,966	20,784	9,605	14,845
Accrued rental income	178,880	174,867	172,310	166,436	162,717
Tenant and other receivables, net	4,404	3,573	3,605	2,581	3,281
Prepaid expenses and other assets	55,910	59,866	55,815	52,260	41,584
Interest rate swap, assets	18,248	19,590	23,490	29,681	46,220
Goodwill	339,769	339,769	339,769	339,769	339,769
Intangible lease assets, net	268,010	258,145	256,675	264,076	267,638
Total assets	$5,717,267	$5,519,271	$5,326,679	$5,237,186	$5,216,417
Liabilities and equity
Unsecured revolving credit facility	$266,036	$95,824	$197,880	$174,122	$93,014
Mortgages, net	56,689	57,168	75,685	76,260	76,846
Unsecured term loans, net	994,219	994,550	994,028	893,505	897,201
Senior unsecured notes, net	1,190,738	1,190,315	846,441	846,252	846,064
Interest rate swap, liabilities	1,501	1,994	7,625	3,353	—
Accounts payable and other liabilities	60,081	55,662	57,409	48,424	48,983
Dividends payable	59,513	58,665	58,451	58,220	58,317
Accrued interest payable	13,502	9,488	8,542	9,399	5,837
Intangible lease liabilities, net	41,527	43,096	44,797	46,837	48,731
Total liabilities	2,683,806	2,506,762	2,290,858	2,156,372	2,074,993
Equity
Broadstone Net Lease, Inc. equity:
Preferred stock, $0.001 par value	—	—	—	—	—
Common stock, $0.00025 par value	48	47	47	47	47
Additional paid-in capital	3,502,380	3,463,010	3,459,939	3,456,041	3,450,584
Cumulative distributions in excess of retained earnings	(620,221)	(597,571)	(571,302)	(536,074)	(496,543)
Accumulated other comprehensive income	19,788	19,172	18,009	29,720	49,657
Total Broadstone Net Lease, Inc. equity	2,901,995	2,884,658	2,906,693	2,949,734	3,003,745
Non-controlling interests	131,466	127,851	129,128	131,080	137,679
Total equity	3,033,461	3,012,509	3,035,821	3,080,814	3,141,424
Total liabilities and equity	$5,717,267	$5,519,271	$5,326,679	$5,237,186	$5,216,417

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Income Statement Summary
(unaudited, in thousands except per share data)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Revenues
Lease revenues, net	$118,295	$114,167	$112,986	$108,690	$112,130
Operating expenses
Depreciation and amortization	41,768	40,246	42,575	39,497	42,987
Property and operating expense	6,282	6,198	5,003	5,488	6,764
General and administrative	9,666	9,974	9,571	9,672	9,928
Provision for impairment of investment in rental properties	4,668	6,999	11,939	16,128	17,690
Total operating expenses	62,384	63,417	69,088	70,785	77,369
Other income (expenses)
Interest income	(14)	182	122	99	42
Interest expense	(25,051)	(28,230)	(21,112)	(20,074)	(19,564)
Gain on sale of real estate	8,371	3,259	566	405	8,196
Income taxes	(392)	(208)	(199)	(355)	(527)
Other income (expenses)	(3,797)	1,312	(3,445)	(487)	4,699
Net income	35,028	27,065	19,830	17,493	27,607
Net income attributable to non-controlling interests	(1,902)	(599)	330	(750)	(1,217)
Net income attributable to Broadstone Net Lease, Inc.	$33,126	$26,466	$20,160	$16,743	$26,390

Weighted average number of common shares outstanding
Basic (a)	188,480	188,099	188,041	187,865	187,592
Diluted (a)	197,935	197,632	197,138	196,898	196,697
Net earnings per common share (b)
Basic	$0.17	$0.14	$0.11	$0.09	$0.14
Diluted	$0.17	$0.14	$0.10	$0.09	$0.14
(a)Excludes 1,070,383 weighted average shares of unvested restricted common stock for the three months ended December 31, 2025.
(b)Excludes $0.3 million from the numerator for the three months ended December 31, 2025, related to dividends declared on shares of unvested restricted common stock.

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Funds From Operations (FFO), Core Funds From Operations (Core FFO), and Adjusted Funds From Operations (AFFO)
(unaudited, in thousands except per share data)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Net income	35,028	$27,065	$19,830	$17,493	$27,607
Real property depreciation and amortization	41,686	40,164	42,492	39,411	42,902
Gain on sale of real estate	(8,371)	(3,259)	(566)	(405)	(8,196)
Provision for impairment of investment in rental properties	4,667	6,999	11,939	16,128	17,690
FFO	$73,010	$70,969	$73,695	$72,627	$80,003
Net write-offs of accrued rental income	1,103	755	3	2,228	120
Other non-core income from real estate transactions	(211)	(27)	(46)	(63)	(1,183)
Cost of debt extinguishment	—	—	—	165	—
Severance and employee transition costs	—	1	53	1	187
Other (income) expenses (a)	3,797	(1,312)	3,445	322	(4,700)
Core FFO	$77,699	$70,386	$77,150	$75,280	$74,427
Straight-line rent adjustment	(5,140)	(4,960)	(5,586)	(5,907)	(6,312)
Adjustment to provision for credit losses	—	—	(13)	—	—
Amortization of debt issuance costs	1,566	1,357	1,328	1,237	983
Non-capitalized transaction costs	157	125	142	117	299
Realized gain or loss on interest rate swaps and other non-cash interest expense	14	6,116	7	2	(6)
Amortization of lease intangibles	(1,017)	(1,198)	(1,191)	(1,064)	(991)
Stock-based compensation	2,492	2,488	2,471	2,147	1,977
Deferred taxes	75	—	—	—	155
AFFO	$75,846	$74,314	$74,308	$71,812	$70,532

Diluted weighted average shares outstanding (b)	197,935	197,632	197,138	196,898	196,697
Net earnings per diluted share (c)	$0.17	$0.14	$0.10	$0.09	$0.14
FFO per diluted share (c)	0.37	0.36	0.37	0.37	0.41
Core FFO per diluted share (c)	0.39	0.35	0.39	0.38	0.38
AFFO per diluted share (c)	0.38	0.37	0.38	0.36	0.36
(a)Amount includes $1.3 million of unrealized and realized foreign exchange loss, primarily associated with our Canadian dollar denominated revolver borrowings, and $2.5 million write-off of a non-real estate note receivable for the three months ended December 31, 2025.
(b)Excludes 1,070,383 weighted average shares of unvested restricted common stock for the three months ended December 31, 2025.
(c)Excludes $0.3 million from the numerator for the three months ended December 31, 2025, related to dividends declared on shares of unvested restricted common stock.

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Lease Revenues Detail
(unaudited, in thousands)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Contractual rental amounts billed for operating leases	$106,196	$102,270	$101,014	$99,314	$98,193
Adjustment to recognize contractual operating lease billings on a straight-line basis	5,317	5,134	5,753	6,064	6,444
Net write-offs of accrued rental income	(1,103)	(755)	—	(2,228)	—
Variable rental amounts earned	1,210	732	718	680	1,098
Earned income from direct financing leases	671	675	679	682	686
Interest income from sales-type leases	474	326	14	14	15
Operating expenses billed to tenants	5,138	5,752	4,795	4,944	5,400
Other income from real estate transactions	392	43	63	77	1,054
Adjustment to revenue recognized for uncollectible rental amounts billed, net	—	(10)	(50)	(857)	(760)
Total lease revenues, net	$118,295	$114,167	$112,986	$108,690	$112,130

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Same Store Rent Growth
(unaudited, in thousands)

			Three Months Ended December 31,
	Number of Properties		2025		2024		$ Change	% Change
Same Store Properties:
Contractual rent increases
Total	649		$81,250		$79,792		$1,458	1.8%
Industrial	170		47,380		46,549		831	1.8%
Retail	456		26,556		26,066		490	1.9%
Other	23		7,314		7,177		137	1.9%

Revenue generating capital expenditures during periods (a)	6		2,216		2,007		209
Leasing activity	38		4,619		3,628		991
Cash basis tenants (b)	15		2,367		2,400		(33)
Currently vacant	1		—		89		(89)
Same store rental revenue	709		90,452	(c)	87,916	(c)	2,536	2.9%
Industrial	182		52,282		50,330		1,952	3.9%
Retail	499		29,963		29,583		380	1.3%
Other	29		8,208		8,002		206	2.6%

Non-Same Store Properties:
Investments during periods	62	(d)	16,659		8,693
Contractual rental amounts - current property portfolio	771		107,111		96,609
Sold during periods presented	86	(e)	474		1,753
Contractual rental amounts	857		107,585		98,362

Straight-line and other non-cash adjustments	N/A		5,055		7,187
Other revenue (f)	N/A		5,549		6,454
Constant currency adjustment	N/A		106		127
Total Lease revenues, net			$118,295		$112,130
(a)Includes initial base rents in addition to the incremental rents for our revenue generating capital expenditures.
(b)Represents tenants as of the most recent period ended whereby collection of rent over the entire lease term is not considered probable. Revenue is recognized based on cash received.
(c)Leasing to new tenants may be impacted by free rent periods in which no cash is being received. Stabilized annual cash rents on these new leases are estimated to be $5.0 million compared to the leases under the previous tenants of $4.7 million. Assuming new leases were stabilized as of January 1, 2025 with no impact to prior periods, pro forma same store rent growth for the three months ended December 31, 2025, would be 2.9%.
(d)Property count excludes Transitional Capital properties.
(e)Properties that have initial base rents during periods presented and are no longer in current property portfolio on December 31, 2025.
(f)Includes operating expenses billed to tenants, other income from real estate transactions, including lease termination fee income, and rents from transitional capital properties.

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			Years Ended December 31,
	Number of Properties		2025		2024		$ Change	% Change
Same Store Properties:
Contractual rent increases
Total	649		$321,755		$316,009		$5,746	1.8%
Industrial	170		188,323		185,219		3,104	1.7%
Retail	456		104,428		102,444		1,984	1.9%
Other	23		29,004		28,346		658	2.3%

Revenue generating capital expenditures during periods (a)	6		8,560		7,963		597
Leasing activity	38		17,069		16,157		912
Cash basis tenants (b)	15		9,512		9,526		(14)
Currently vacant	1		237		355		(118)
Same store rental revenue	709		357,133	(c)	350,010	(c)	7,123	2.0%
Industrial	182		206,490		201,540		4,950	2.5%
Retail	499		118,273		116,905		1,368	1.2%
Other	29		32,370		31,565		805	2.6%

Non-Same Store Properties:
Investments during periods	62	(d)	48,750		17,097
Contractual rental amounts - current property portfolio	771		405,883		367,107
Sold during periods presented	86	(e)	5,287		19,246
Contractual rental amounts	857		411,170		386,353

Straight-line and other non-cash adjustments	N/A		21,769		22,510
Other revenue (f)	N/A		21,223		22,732
Constant currency adjustment	N/A		(24)		205
Total Lease revenues, net			$454,138		$431,800
(a)Includes initial base rents in addition to the incremental rents for our revenue generating capital expenditures.
(b)Represents tenants as of the most recent period ended whereby collection of rent over the entire lease term is not considered probable. Revenue is recognized based on cash received.
(c)Leasing to new tenants may be impacted by free rent periods in which no cash is being received. Stabilized annual cash rents on these new leases are estimated to be $5.0 million compared to the leases under the previous tenants of $4.7 million. Assuming new leases were stabilized as of January 1, 2025 with no impact to prior periods, pro forma same store rent growth for the twelve months ended December 31, 2025, would be 2.0%.
(d)Property count excludes Transitional Capital properties.
(e)Properties that have initial base rents during periods presented and are no longer in current property portfolio on December 31, 2025.
(f)Includes operating expenses billed to tenants, other income from real estate transactions, including lease termination fee income, and rents from transitional capital properties.

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Capital Structure
(in thousands, except per share data)

EQUITY
Shares of Common Stock	191,423
OP Units	8,296
Common Stock & OP Units	199,719
Price Per Share / Unit at December 31, 2025	$17.37
IMPLIED EQUITY MARKET CAPITALIZATION	$3,469,119
% of Total Capitalization	57.9%
DEBT
Unsecured Revolving Credit Facility	$266,036
Unsecured Term Loans	1,000,000
Unsecured Term Loan - 2027	200,000
Unsecured Term Loan - 2028	500,000
Unsecured Term Loan - 2029	300,000
Senior Unsecured Notes	1,200,000
Senior Unsecured Notes - 2027	150,000
Senior Unsecured Notes - 2028	225,000
Senior Unsecured Notes - 2030	100,000
Senior Unsecured Public Notes - 2031	375,000
Senior Unsecured Public Notes - 2032	350,000
Mortgage Debt - Various	56,717
TOTAL DEBT	$2,522,753
% of Total Capitalization	42.1%
Floating Rate Debt %	12.8%
Fixed Rate Debt %	87.2%
Secured Debt %	2.2%
Unsecured Debt %	97.8%

Total Capitalization	$5,991,872
Less: Cash and Cash Equivalents	(30,540)
Enterprise Value	$5,961,332

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Equity Rollforward
(in thousands)

	Shares of Common Stock	OP Units	Total Diluted Shares
Balance, January 1, 2025	188,626	8,646	197,272
Grants of restricted stock awards	292	—	292
Retirement of common shares under equity incentive plan	(86)	—	(86)
Forfeiture of restricted stock awards	(3)	—	(3)
OP unit conversion	244	(244)	—
Balance, March 31, 2025	189,073	8,402	197,475
Grants of restricted stock awards	61	—	61
Forfeiture of restricted stock awards	(4)	—	(4)
Balance, June 30, 2025	189,130	8,402	197,532
Grants of restricted stock awards	1	—	1
Forfeiture of restricted stock awards	(1)	—	(1)
OP unit conversion	86	(86)	—
Balance, September 30, 2025	189,216	8,316	197,532
Grants of restricted stock awards	2,188	—	2,188
Forfeiture of restricted stock awards	(1)	—	(1)
OP unit conversion	20	(20)	—
Balance, December 31, 2025	191,423	8,296	199,719

BROADSTONE NET LEASE, INC. | www.broadstone.com | © 2026 Broadstone Net Lease, LLC. All rights reserved.	13

Debt Outstanding
(in thousands)

	December 31,
	2025	2024	Interest Rate		Maturity Date
Unsecured revolving credit facility	$266,036	$93,014	applicable reference rate + 0.85%	(a)	Mar. 2029	(d)
Unsecured term loans:
2026 Unsecured Term Loan	—	400,000	one-month adjusted SOFR + 1.00%	(b)	Feb. 2026	(e)
2027 Unsecured Term Loan	200,000	200,000	daily simple SOFR + 0.95%	(c)	Aug. 2027
2028 Unsecured Term Loan	500,000	—	one-month SOFR + 0.95%	(b)	Mar. 2028	(f)
2029 Unsecured Term Loan	300,000	300,000	daily simple SOFR + 0.95%	(c)	Feb. 2029	(g)
Total unsecured term loans	1,000,000	900,000
Unamortized debt issuance costs, net	(5,781)	(2,799)
Total unsecured term loans, net	994,219	897,201
Senior unsecured notes:
2027 Senior Unsecured Notes - Series A	150,000	150,000	4.84%		Apr. 2027
2028 Senior Unsecured Notes - Series B	225,000	225,000	5.09%		Jul. 2028
2030 Senior Unsecured Notes - Series C	100,000	100,000	5.19%		Jul. 2030
2031 Senior Unsecured Public Notes	375,000	375,000	2.60%		Sep. 2031
2032 Senior Unsecured Public Notes	350,000	—	5.00%		Nov. 2032
Total senior unsecured notes	1,200,000	850,000
Unamortized debt issuance costs and original issuance discounts, net	(9,262)	(3,936)
Total senior unsecured notes, net	1,190,738	846,064
Total unsecured debt, net	$2,450,993	$1,836,279
(a)At December 31, 2025 and 2024, a balance of $193.0 million and $23.5 million, respectively, was subject to daily simple SOFR. The remaining balance of $100.0 million CAD borrowings remeasured to $73.0 million USD and $69.5 million USD, at December 31, 2025 and 2024, respectively, and was subject to daily simple CORRA of 2.30% and 3.32% at December 31, 2025 and 2024, respectively.
(b)At December 31, 2025 and 2024, one-month SOFR was 3.69% and 4.33%, respectively.
(c)At December 31, 2025 and 2024, overnight SOFR was 3.87% and 4.49%, respectively.
(d)The Company’s unsecured revolving credit facility contains two six-month extension options subject to certain conditions, including the payment of an extension fee equal to 0.0625% of the revolving commitments.
(e)The 2026 Unsecured Term Loan was paid in full on February 28, 2025, with borrowings from the 2028 Unsecured Term Loan.
(f)The 2028 Unsecured Term Loan contains two twelve-month extension options subject to certain conditions, including the payment of an extension fee equal to 0.125% of the aggregate principal amount of the loans outstanding under the 2028 term loan facility.
(g)The 2029 Unsecured Term Loan contains two twelve-month extension options subject to certain conditions, including the payment of an extension fee equal to 0.10% of the aggregate principal amount of the loans outstanding under the 2029 term loan facility.

Lender	Origination Date	Maturity Date	Interest Rate	December 31, 2025	December 31, 2024
Wilmington Trust National Association	Apr-19	Feb-28	4.92%	$41,393	$42,838
Wilmington Trust National Association	Jun-18	Aug-25	4.36%	—	18,283
PNC Bank	Oct-16	Nov-26	3.62%	15,324	15,792
Total mortgages				56,717	76,913
Debt issuance costs, net				(28)	(67)
Mortgages, net				$56,689	$76,846

Year of Maturity	Revolving Credit Facility	Mortgages	Term Loans	Senior Notes	Total
2026	$—	$16,843	$—	$—	$16,843
2027	—	1,596	200,000	150,000	351,596
2028	—	38,278	500,000	225,000	763,278
2029	266,036	—	300,000	—	566,036
2030	—	—	—	100,000	100,000
Thereafter	—	—	—	725,000	725,000
Total	$266,036	$56,717	$1,000,000	$1,200,000	$2,522,753

BROADSTONE NET LEASE, INC. | www.broadstone.com | © 2026 Broadstone Net Lease, LLC. All rights reserved.	14

Interest Rate Swaps
(dollars in thousands)

(in thousands, except interest rates)				December 31, 2025
Counterparty	Maturity Date	Fixed Rate	Variable Rate Index	Notional Amount		Fair Value
Bank of Montreal	January 2026	1.92%	daily compounded SOFR	25,000		1
Bank of Montreal	January 2026	2.05%	daily compounded SOFR	40,000		2
Capital One, National Association	January 2026	2.08%	daily compounded SOFR	35,000		2
Truist Financial Corporation	January 2026	1.93%	daily compounded SOFR	25,000		1
Capital One, National Association	April 2026	2.68%	daily compounded SOFR	15,000		43
Capital One, National Association	July 2026	1.32%	daily compounded SOFR	35,000		410
Bank of Montreal	December 2026	2.33%	daily compounded SOFR	10,000		116
Bank of Montreal	December 2026	1.99%	daily compounded SOFR	25,000		373
Toronto-Dominion Bank	March 2027	2.46%	daily compounded CORRA	14,607	(a)	32
Wells Fargo Bank, N.A.	April 2027	2.72%	daily compounded SOFR	25,000		224
Bank of Montreal	December 2027	2.37%	daily compounded SOFR	25,000		494
Capital One, National Association	December 2027	2.37%	daily compounded SOFR	25,000		493
Wells Fargo Bank, N.A.	January 2028	2.37%	daily compounded SOFR	75,000		1,485
Bank of Montreal	May 2029	2.09%	daily compounded SOFR	25,000		1,084
Regions Bank	May 2029	2.11%	daily compounded SOFR	25,000		1,067
Regions Bank	June 2029	2.03%	daily compounded SOFR	25,000		1,136
U.S. Bank National Association	June 2029	2.03%	daily compounded SOFR	25,000		1,135
Regions Bank	August 2029	2.58%	one-month SOFR	100,000		2,501
Toronto-Dominion Bank	August 2029	2.58%	one-month SOFR	45,000		1,145
U.S. Bank National Association	August 2029	2.65%	one-month SOFR	15,000		345
U.S. Bank National Association	August 2029	2.58%	one-month SOFR	100,000		2,508
U.S. Bank National Association	August 2029	1.35%	daily compounded SOFR	25,000		1,793
Toronto-Dominion Bank	December 2030	3.66%	daily simple SOFR	70,000	(c)	(835)
Regions Bank	December 2030	3.66%	daily simple SOFR	55,000	(c)	(666)
Regions Bank	March 2032	2.69%	daily compounded CORRA	14,607	(a)	394
U.S. Bank National Association	March 2032	2.70%	daily compounded CORRA	14,607	(a)	391
Bank of Montreal	March 2034	2.81%	daily compounded CORRA	29,214	(b)	1,073
Total Swaps				$943,035		$16,747
(a)The contractual notional amount is $20.0 million CAD.
(b)The contractual notional amount is $40.0 million CAD.
(c)Forward starting swap with an effective date five years prior to the respective maturity date.

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EBITDA, EBITDAre, and Other-Non GAAP Operating Measures
(unaudited, in thousands)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Net income	$35,028	$27,065	$19,830	$17,493	$27,607
Depreciation and amortization	41,768	40,246	42,575	39,497	42,987
Interest expense	25,051	28,230	21,112	20,074	19,565
Income taxes	392	208	199	355	527
EBITDA	$102,239	$95,749	$83,716	$77,419	$90,686
Provision for impairment of investment in rental properties	4,667	6,999	11,939	16,128	17,690
Gain on sale of real estate	(8,371)	(3,259)	(566)	(405)	(8,197)
EBITDAre	$98,535	$99,489	$95,089	$93,142	$100,179
Adjustment for current quarter investment activity (a)	1,821	1,797	573	978	28
Adjustment for current quarter disposition activity (b)	(286)	(257)	(490)	(135)	(11)
Adjustment to exclude non-recurring and other expenses (c)	2,515	(177)	(332)	44	348
Adjustment to exclude net write-offs of accrued rental income	1,103	755	3	2,228	120
Adjustment to exclude realized / unrealized foreign exchange (gain) loss	1,282	(1,312)	3,445	322	(4,699)
Adjustment to exclude cost of debt extinguishment	—	—	—	166	—
Adjustment to exclude other income from real estate transactions	(392)	(43)	(46)	(63)	(1,183)
Adjusted EBITDAre	$104,578	$100,252	$98,242	$96,682	$94,782
Estimated revenues from developments (d)	2,867	2,544	1,629	631	334
Pro Forma Adjusted EBITDAre	$107,445	$102,796	$99,871	$97,313	$95,116
Annualized EBITDAre	$394,140	$397,956	$380,356	$372,568	$400,716
Annualized Adjusted EBITDAre	418,312	401,008	392,968	386,728	379,128
Pro Forma Annualized Adjusted EBITDAre	429,780	411,184	399,484	389,252	380,464
(a)Reflects an adjustment to give effect to all investments during the quarter, including developments that have reached rent commencement, as if they had been made as of the beginning of the quarter.
(b)Reflects an adjustment to give effect to all dispositions during the quarter as if they had been sold as of the beginning of the quarter.
(c)Amounts include a $2.5 million write-off of a non-real estate note receivable during the three months ended December 31, 2025
(d)Represents estimated contractual revenues based on in-process development spend to-date.

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Adjusted EBITDAre	$104,578	$100,252	$98,242	$96,682	$94,782
General and administrative (excluding certain expenses reflected above)	9,666	9,984	9,524	9,628	9,581
Adjusted Net Operating Income ("NOI")	$114,244	$110,236	$107,766	$106,310	$104,363
Straight-line rental revenue, net	(5,676)	(5,282)	(5,693)	(6,084)	(6,317)
Other amortization and non-cash charges	(1,017)	(1,364)	(1,569)	(1,007)	(796)
Adjusted Cash NOI	$107,551	$103,590	$100,504	$99,219	$97,250
Annualized Adjusted NOI	$456,976	$440,944	$431,064	$425,240	$417,452
Annualized Adjusted Cash NOI	430,204	414,360	402,016	396,876	389,000

BROADSTONE NET LEASE, INC. | www.broadstone.com | © 2026 Broadstone Net Lease, LLC. All rights reserved.	16

Net Debt Metrics
(in thousands)

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Debt
Unsecured revolving credit facility	$266,036	$95,824	$197,880	$174,122	$93,014
Unsecured term loans, net	994,219	994,550	994,028	893,505	897,201
Senior unsecured notes, net	1,190,738	1,190,315	846,441	846,252	846,064
Mortgages, net	56,689	57,168	75,685	76,260	76,846
Debt issuance costs	15,072	15,171	9,578	10,300	6,802
Gross Debt	2,522,754	2,353,028	2,123,612	2,000,439	1,919,927
Cash and cash equivalents	(30,540)	(81,966)	(20,784)	(9,605)	(14,845)
Restricted cash	(3,102)	(1,354)	(1,192)	(1,428)	(1,148)
Net Debt	2,489,112	2,269,708	2,101,636	1,989,406	1,903,934
Estimated net proceeds from forward equity agreements (a)	(10,964)	(37,257)	(37,722)	(38,124)	(38,514)
Pro Forma Net Debt	$2,478,148	$2,232,451	$2,063,914	$1,951,282	$1,865,420

Leverage Ratios:
Net Debt to Annualized EBITDAre	6.3x	5.7x	5.5x	5.3x	4.8x
Net Debt to Annualized Adjusted EBITDAre	6.0x	5.7x	5.3x	5.1x	5.0x
Pro Forma Net Debt to Annualized Adjusted EBITDAre	5.8x	5.4x	5.2x	5.0x	4.9x
(a)Represents pro forma adjustment for estimated net proceeds from forward sale agreements that have not settled as if they have been physically settled for cash as of the period presented.
Covenants
The following is a summary of key financial covenants for the Company’s unsecured debt instruments. The covenants associated with the Revolving Credit Facility, Unsecured Term Loans with commercial banks, and the Series A-C Senior Unsecured Notes, are reported to the respective lenders via quarterly covenant reporting packages. The covenants associated with the Senior Unsecured Public Notes are not required to be reported externally to third parties, and are instead calculated in connection with borrowing activity and for financial reporting purposes only. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show that as of December 31, 2025, the Company believes it is in compliance with the covenants.

Covenants	Required	Revolving Credit Facility and Unsecured Term Loans	Senior Unsecured Notes Series A, B, & C	Senior Unsecured Public Notes
Leverage ratio	≤ 0.60 to 1.00	0.37	0.38	Not Applicable
Secured indebtedness ratio	≤ 0.40 to 1.00	0.01	0.01	Not Applicable
Unencumbered coverage ratio	≥ 1.75 to 1.00	4.05	Not Applicable	Not Applicable
Fixed charge coverage ratio	≥ 1.50 to 1.00	3.80	3.80	Not Applicable
Total unsecured indebtedness to total unencumbered eligible property value	≤ 0.60 to 1.00	0.39	0.43	Not Applicable
Dividends and other restricted payments	Only applicable in case of default	Not Applicable	Not Applicable	Not Applicable
Aggregate debt ratio	≤ 0.60 to 1.00	Not Applicable	Not Applicable	0.42
Consolidated income available for debt to annual debt service charge	≥ 1.50 to 1.00	Not Applicable	Not Applicable	4.54
Total unencumbered assets to total unsecured debt	≥ 1.50 to 1.00	Not Applicable	Not Applicable	2.40
Secured debt ratio	≤ 0.40 to 1.00	Not Applicable	Not Applicable	0.01

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Debt Maturities
(dollars in millions)
The Company utilizes diversified sources of debt capital including unsecured bank debt, unsecured notes, and secured mortgages (where appropriate).

Weighted Average Debt Maturity: 4.3 years (a)

$1,600
$675
$352
$350
$263
$17
$0
$0
$0
$0
2026
2027
2028
2029
2030 (a)
2031
2032
2033
2034
2035+
Mortgages
Unsecured Credit Facilities
Drawn Revolver Capacity
Undrawn Revolver Capacity
Senior Unsecured Notes

(a)Our Revolving Credit Facility reflected above assumes exercise of two six-month extension options subject to certain conditions, including the payment of an extension fee equal to 0.0625% of the revolving commitments. Our 2028 unsecured term loan reflected above assumes exercise of two twelve-month extension options subject to certain conditions, including the payment of an extension fee equal to 0.125% of the aggregate principal amount of the loans outstanding under the 2028 term loan facility.
Swap Maturities
(dollars in millions)

Weighted Average Effective Swap Maturity: 2.9 years

1.95%
2.48%
2.37%
2.37%
3.66%
2.70%
2.81%
$210
$90
$75
$385
$125
$-
$29
$-
$29
$-
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035+
Effective Swaps
Weighted Average Fixed Rate per Year

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Investment Activity
(square feet and dollars in thousands)
The following tables summarize the Company’s investment activity during 2025.

	Q4 2025	Q3 2025	Q2 2025	Q1 2025	YTD 2025
Acquisitions:
Number of transactions	5	3	1	3	12
Number of properties	15	3	1	6	25
Square feet	1,104	1,080	348	438	2,970
Acquisition price	$176,747	$139,462	$54,722	$59,004	$429,935
Industrial	146,504	118,128	54,722	41,088	360,442
Retail	30,243	21,334	—	17,916	69,493
Initial cash capitalization rate	7.0%	7.1%	7.1%	7.2%	7.0%
Straight-line yield	8.7%	8.1%	8.2%	8.3%	8.4%
Weighted average lease term (years)	17.1	12.0	10.7	13.6	14.2
Weighted average annual rent increase	2.6%	2.4%	3.0%	2.6%	2.6%

Build-to-suit developments:
Investments	$78,523	$40,999	$63,295	$26,494	$209,311

Revenue generating capital expenditures:
Number of existing properties	—	1	—	3	4
Investments	$—	$5,507	$—	$2,835	$8,342
Initial cash capitalization rate	—	8.5%	—	8.0%	8.3%
Weighted average lease term (years)	—	16.7	—	17.7	17.0
Weighted average annual rent increase	—	2.0%	—	1.7%	1.9%

Transitional capital:
Number of transactions	4	2	2	—	8
Investments	$60,067	$17,926	$22,781	$—	$100,774
Cash capitalization rate	7.8%	7.8%	7.8%	—	7.8%

Total investments	$315,337	$203,894	$140,798	$88,333	$748,362
Total initial cash capitalization rate (a)	7.0%	7.1%	7.1%	7.2%	7.0%
Total weighted average lease term (years) (a)	17.1	12.2	10.7	13.8	14.2
Total weighted average annual rent increase (a)	2.6%	2.4%	3.0%	2.5%	2.6%
(a)Transitional capital, which represents a contractual yield on invested capital, and build-to-suit developments, which do not generate revenue until stabilization, are excluded from the calculations of total cash capitalization, weighted average lease terms, and weighted average rent increases.

BROADSTONE NET LEASE, INC. | www.broadstone.com | © 2026 Broadstone Net Lease, LLC. All rights reserved.	19

Build-to-Suit Development Projects
(square feet and dollars in thousands)
The following table summarizes the Company’s in-process developments as of December 31, 2025:

Property	Projected Rentable Square Feet	Start Date (a)	Target Stabilization Date/Stabilized Date (a)	Lease Term (Years)	Annual Rent Escalations	Estimated Total Project Investment (a)	Cumulative Investment	QTD Q4 2025 Investment	Estimated Remaining Investment	Estimated Cash Capitalization Rate (a)	Estimated Straight-line Yield
In-process retail:
Sprouts (Bedford, TX)	22	Jul. 2025	Aug. 2026	15	0.9%	$9,533	$626	$626	$8,907	7.2%	7.7%
Hobby Lobby (Granbury, TX)	55	Oct. 2025	Sep. 2026	15	0.7%	8,129	1,407	1,407	6,722	7.1%	7.4%
Academy Sports (Granbury, TX)	55	Oct. 2025	Nov. 2026	15	0.6%	12,393	2,793	2,793	9,600	7.1%	7.4%
Academy Sports (Waco, TX)	68	Dec. 2025	Sep. 2026	15	0.6%	14,488	5,824	5,824	8,664	7.2%	7.5%
In-process industrial:
Sierra Nevada (Dayton, OH)	122	Oct. 2024	Mar. 2026	15	3.0%	55,525	42,826	15,174	12,699	7.7%	9.6%
Southwire (Bremen, GA)	1,178	Dec. 2024	Oct. 2026	10	2.8%	115,411	42,607	20,407	72,804	7.8%	8.8%
Fiat Chrysler Automobile (Forsyth, GA)	422	Apr. 2025	Aug. 2026	15	2.8%	78,242	34,326	14,691	43,916	6.9%	8.3%
AGCO (Visalia, CA)	115	Jun. 2025	Aug. 2026	12	3.5%	19,567	14,536	222	5,031	7.0%	8.5%
Palmer Logistics (Midlothian, TX) (b)	270	Jul. 2025	Jul. 2026	12.3	3.5%	32,063	12,875	7,615	19,188	7.6%	9.2%

	2,307			12.9	2.7%	345,351	157,820	68,759	187,531	7.4%	8.6%
Stabilized industrial:
UNFI (Sarasota, FL)	1,016	Jan. 2023	Sep. 2024	15	2.5%	200,958	200,958	—	—	7.2%	8.6%
Sierra Nevada (Dayton, OH)	122	Oct. 2024	Nov. 2025	15	3.0%	58,563	54,146	9,562	4,417	7.5%	9.3%
Stabilized retail:
7Brew (High Point, NC)	1	Dec. 2024	Feb. 2025	15	1.9%	1,975	1,975	—	—	8.0%	8.8%
7Brew (Charleston, SC)	1	Feb. 2025	Apr. 2025	15	1.9%	1,729	1,729	—	—	7.9%	8.8%
7Brew (Jacksonville, FL)	1	Jun. 2025	Nov. 2025	15	1.9%	2,008	1,613	202	395	8.0%	8.8%

Total / weighted average	3,448			13.8	2.6%	$610,584	$418,241	$78,523	$192,343	7.4%	8.7%
(a)Refer to definitions and explanations appearing at the end of this supplemental document.
(b)Development represents our common and preferred equity investments in a consolidated joint venture, and exclude amounts attributed to non-controlling interest holders.

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The following table summarizes the timing of the Company’s construction investment, quarterly rent, and ABR for in-process and stabilized developments as of December 31, 2025:

(a)Represents aggregated Estimated Total Project Investment for all projects based on estimated timeline of investment dollars on a quarterly basis. Timing of investment amounts are expected to vary based on actual construction at the properties and will be updated if there are any significant changes to expected costs from quarter to quarter.
(b)Amounts calculated based on aggregate of each project’s estimated rent upon stabilization in accordance with the timing of Target Stabilization Date. We expect to update our timing estimates on a quarterly basis.
.

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Transitional Capital
(dollars in thousands)
The following table summarizes the Company’s transitional capital investments, which are excluded from real estate investment portfolio statistics:

Property (a)	Investment (’000s)	Stabilized Cash Capitalization Rate (b)	Annualized Initial Cash NOI Yield	Remaining Initial Term (Years)
Sunset Hills Retail Center - St. Louis, MO (c) (d)	$52,915	8.0%	7.6%	1.5
Project Triboro Industrial Park - Olyphant, PA (e)	100,059	7.8%	—%	2.8

(a)Each of the Company’s transitional capital investments at December 31, 2025 are in the form of preferred equity.
(b)Represents stated yield with unpaid amounts accruing with preferential payment.
(c)Agreement includes an additional $7.8 million commitment of preferred capital at the Company's sole discretion. The remaining commitment at December 31, 2025 is $7.1 million. Repayment at end of term subject to a $3.5 million repayment fee.
(d)Underlying property metrics at December 31, 2025: 28 retail spaces, 0.3 million rentable square feet, 6.0 years of weighted average remaining lease term, 98.3% occupancy rate (based on square feet and including leases that have been executed but rent has not yet commenced), and 99.4% rent collection (on a quarterly basis).
(e)This investment represents preferred equity in four consolidated joint ventures that have acquired land designated for industrial build-to-suit development. Agreements contain two one-year extension options subject to a 0.25% fee for the first option, and a 0.50% fee for the second option, and the right to transfer or sell our preferred equity at any time.

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Dispositions
(square feet and dollars in thousands)
The following table summarizes the Company’s property disposition activity during 2025.

Q1 2025
Property Type	Number of Properties	Square Feet	Acquisition Price	Disposition Price	Net Book Value
Other	3	30	$9,621	$7,385	$9,802
Total Properties	3	30	9,621	7,385	9,802
Weighted average cash cap rate					9.2%

Q2 2025
Property Type	Number of Properties	Square Feet	Acquisition Price	Disposition Price	Net Book Value
Retail	6	31	$13,720	$7,548	$9,154
Other	2	67	26,700	5,550	7,473
Total Properties	8	98	40,420	13,098	16,628
Weighted average cash cap rate					9.5%

Q3 2025
Property Type	Number of Properties	Square Feet	Acquisition Price	Disposition Price	Net Book Value
Retail	1	6	$2,506	$1,512	$1,757
Industrial	10	410	40,908	36,561	26,630
Other	1	9	1,791	650	1,938
Total Properties	12	425	45,205	38,723	30,325
Weighted average cash cap rate					7.0%

Q4 2025
Property Type	Number of Properties	Square Feet	Acquisition Price	Disposition Price	Net Book Value
Retail	2	9	$6,008	$3,134	$2,045
Industrial	3	316	47,614	33,763	26,688
Total Properties	5	325	53,622	36,897	28,733
Weighted average cash cap rate					6.5%

YTD 2025
Property Type	Number of Properties	Square Feet	Acquisition Price	Disposition Price	Net Book Value
Retail	9	46	$22,234	$12,194	$12,956
Industrial	13	726	88,522	70,324	53,318
Other	6	106	38,112	13,585	19,213
Total Properties	28	878	$148,868	$96,103	$85,487
Weighted average cash cap rate					7.3%

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Portfolio at a Glance: Key Metrics (a)

	December 31, 2025		September 30, 2025		June 30, 2025		March 31, 2025		December 31, 2024
Properties	771		759		766		769		765
U.S. States	44		44		44		44		44
Canadian Provinces	4		4		4		4		4
Total annualized base rent	$428.8	M	$412.9	M	$404.2	M	$401.3	M	$395.5	M
Total rentable square footage (“SF”)	41.6	M	40.7	M	40.1	M	39.8	M	39.4	M
Tenants	206		204		205		204		202
Brands	197		195		195		192		190
Industries	57		56		56		55		55
Occupancy (based on SF)	99.8%		99.5%		99.1%		99.1%		99.1%
Rent Collection	100.0%		100.0%		99.6%		99.1%		99.2%
Top 10 tenant concentration	21.1%		21.3%		21.8%		21.9%		21.9%
Top 20 tenant concentration	34.3%		34.7%		35.2%		35.3%		35.5%
Investment grade (tenant/guarantor) (b)	20.2%		20.9%		20.7%		20.1%		20.2%
Financial reporting coverage (c)	95.4%		96.6%		92.4%		94.1%		94.2%
Rent coverage ratio (restaurants only)	3.2x		3.2x		3.3x		3.2x		3.3x
Weighted average annual rent increases	2.1%		2.0%		2.0%		2.0%		2.0%
Weighted average remaining lease term	9.6 years		9.5 years		9.7 years		10.0 years		10.2 years
Master leases (based on ABR)
Total portfolio	38.6%		39.0%		40.1%		40.9%		41.4%
Multi-site tenants	64.9%		66.5%		68.3%		68.7%		69.1%
(a)Property metrics exclude transitional capital investments.
(b)Investment grade tenants are our tenants with a credit rating, and tenants that are subsidiaries or affiliates of companies with a credit rating, as of balance sheet date, of a Baa3/BBB- or higher from one of the three major rating agencies (Moody’s/S&P/Fitch).
(c)Includes 13.8% related to tenants not required to provide financial information under the terms of our lease, but whose financial statements are available publicly at December 31, 2025.

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Diversification: Tenants & Brands
Top 20 Tenants

Tenant	Property Type	# of Properties	ABR (’000s)	ABR as a % of Total Portfolio	Square Feet (’000s)	SF as a % of Total Portfolio
Roskam Baking Company, LLC*	Food Processing	7	$16,560	3.9%	2,250	5.4%
United Natural Foods, Inc.	Distribution & Warehouse	1	14,746	3.4%	1,016	2.5%
AHF, LLC*	Distribution & Warehouse/Manufacturing	8	9,853	2.3%	2,284	5.5%
Joseph T. Ryerson & Son, Inc	Distribution & Warehouse	11	8,116	1.9%	1,599	3.8%
Dollar General Corporation	General Merchandise	74	7,835	1.8%	717	1.7%
Jack’s Family Restaurants LP*	Quick Service Restaurants	43	7,757	1.8%	147	0.4%
Tractor Supply Company	General Merchandise	23	6,525	1.5%	462	1.1%
J. Alexander’s Tractor Supply Company’s, LLC*	Casual Dining	16	6,395	1.5%	131	0.3%
Nestle’ Dreyer’s Ice Cream Company	Cold Storage/Food Processing	2	6,329	1.5%	503	1.2%
Salm Partners, LLC*	Food Processing	2	6,276	1.5%	426	1.0%
Total Top 10 Tenants		187	$90,392	21.1%	9,535	22.9%

Hensley & Company*	Distribution & Warehouse	3	$6,231	1.5%	577	1.4%
BluePearl Holdings, LLC**	Animal Services	13	6,004	1.4%	159	0.4%
Axcelis Technologies, Inc.	Flex and R&D	1	5,900	1.4%	418	1.0%
Owens & Minor	Distribution & Warehouse	2	5,785	1.3%	523	1.3%
Red Lobster Hospitality & Red Lobster Restaurants LLC*	Casual Dining	18	5,674	1.3%	147	0.3%
Outback Steakhouse of Florida, LLC*(a)	Casual Dining	22	5,636	1.3%	140	0.3%
Academy LTD	General Merchandise	8	5,600	1.3%	535	1.3%
Krispy Kreme Doughnut Corporation	Quick Service Restaurants/ Food Processing	27	5,537	1.3%	156	0.4%
Big Tex Trailer Manufacturing, Inc.*	Automotive/Distribution & Warehouse/Manufacturing/Office	17	5,260	1.2%	1,301	3.1%
Sierra Nevada Corporation	Manufacturing	3	5,094	1.2%	159	0.4%
Total Top 20 Tenants		301	$147,113	34.3%	13,650	32.8%
(a)Tenant’s properties include 20 Outback Steakhouse restaurants and two Carrabba’s Italian Grill restaurants.
•Subject to a master lease.
**Includes properties leased by multiple tenants, some, not all, of which are subject to master leases.

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Top 20 Tenants (a)

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(a)This document contains references to copyrights, trademarks, trade names, and service marks that belong to other companies Broadstone Net Lease is not affiliated with or associated with and is not endorsed by and does not endorse such companies or their products or services.

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Diversification: Property Type
(rent percentages based on ABR)

$428.8 M
Annualized
Base Rent

Industrial	**61.9%**
Distribution & Warehouse	20.1%
Manufacturing	18.7%
Food Processing	12.7%
Flex and R&D	4.4%
Industrial Services	3.1%
Cold Storage	2.9%
Retail	**30.1%**
General Merchandise	8.1%
Quick Service Restaurants	6.5%
Casual Dining	6.3%
Animal Services	2.7%
Automotive	2.7%
Home Furnishings	1.7%
Healthcare Services	1.4%
Education	0.7%
Other	**8.0%**
Office	5.7%
Clinical & Surgical	2.3%

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Diversification: Property Type (continued)

Property Type	# of Properties	ABR (’000s)	ABR as a % of Total Portfolio	Square Feet (’000s)	SF as a % of Total Portfolio
Industrial
Distribution & Warehouse	53	$86,341	20.1%	12,058	29.0%
Manufacturing	81	80,171	18.7%	12,843	30.9%
Food Processing	36	54,363	12.7%	6,050	14.5%
Flex and R&D	8	19,069	4.4%	1,394	3.4%
Industrial Services	21	13,093	3.1%	529	1.3%
Cold Storage	4	12,441	2.9%	874	2.1%
In-Process Development	5	—	—%	—	—%
Untenanted	—	—	—%	55	0.1%
Industrial Total	208	265,478	61.9%	33,803	81.3%
Retail
General Merchandise	156	34,884	8.1%	2,645	6.4%
Quick Service Restaurants	154	27,846	6.5%	516	1.3%
Casual Dining	95	26,934	6.3%	637	1.5%
Animal Services	27	11,605	2.7%	421	1.0%
Automotive	63	11,413	2.7%	755	1.8%
Home Furnishings	13	7,510	1.7%	797	1.9%
Healthcare Services	18	6,094	1.4%	220	0.5%
Education	4	2,952	0.7%	119	0.3%
In-Process Development	3	—	—%	—	—%
Untenanted	1	—	—%	10	—%
Retail Total	534	129,238	30.1%	6,120	14.7%
Other
Office	14	24,162	5.7%	1,311	3.2%
Clinical & Surgical	15	9,967	2.3%	327	0.8%
Other Total	29	34,129	8.0%	1,638	4.0%
Total	771	$428,845	100.0%	41,561	100.0%

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Key Statistics by Property Type

	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
Industrial
Number of properties	208	207	215	211	210
Square feet (000s)	33,803	33,081	32,694	32,231	31,898
Weighted average lease term (years)	10.5	10.3	10.5	10.7	11.0
Weighted average annual rent escalation	2.2%	2.2%	2.1%	2.2%	2.1%
Percentage of total ABR	61.9%	61.2%	60.7%	59.8%	59.6%

Retail
Number of properties	534	523	521	526	520
Square feet (000s)	6,120	5,934	5,790	5,820	5,712
Weighted average lease term (years)	9.4	9.5	9.8	10.0	10.2
Weighted average annual rent escalation	1.7%	1.7%	1.7%	1.7%	1.7%
Percentage of total ABR	30.1%	30.6%	31.0%	31.3%	31.2%

Other
Number of properties	29	29	30	32	35
Square feet (000s)	1,638	1,638	1,647	1,714	1,744
Weighted average lease term (years)	3.8	4.1	4.2	4.8	5.0
Weighted average annual rent escalation	2.4%	2.4%	2.4%	2.4%	2.4%
Percentage of total ABR	8.0%	8.2%	8.3%	8.9%	9.2%

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Diversification: Tenant Industry

Tenant Industry	# of Properties	ABR (’000s)	ABR as a % of Total Portfolio	Square Feet (’000s)	SF as a % of Total Portfolio
Packaged Foods & Meats	39	$57,234	13.3%	6,339	15.3%
Restaurants	252	55,623	13.0%	1,196	2.9%
Food Distributors	7	28,409	6.6%	2,534	6.1%
Specialty Stores	42	22,276	5.2%	1,932	4.6%
Distributors	28	22,028	5.1%	3,357	8.1%
Healthcare Facilities	42	21,572	5.0%	748	1.8%
Auto Parts & Equipment	38	19,071	4.5%	2,971	7.1%
Home Furnishing Retail	17	12,502	2.9%	1,692	4.1%
General Merchandise Stores	110	11,666	2.7%	1,035	2.5%
Specialized Consumer Services	44	11,539	2.7%	707	1.7%
Metal & Glass Containers	8	10,933	2.6%	2,206	5.3%
Healthcare Services	17	10,868	2.6%	568	1.3%
Aerospace & Defense	6	10,287	2.4%	574	1.4%
Industrial Machinery	19	9,987	2.3%	1,901	4.6%
Forest Products	8	9,853	2.3%	2,284	5.5%
Other (42 industries)	93	114,997	26.8%	11,452	27.5%
Untenanted properties	1	—	—%	65	0.2%
Total	771	$428,845	100.0%	41,561	100.0%

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Diversification: Geography
(rent percentages based on ABR)

PORTFOLIO
CONCENTRATION
0.1–3%
3–6%
6–9%
9–11%

TOTAL PROPERTIES: 771   TOTAL STATES/PROVINCES: 44 U.S. states & 4 Canadian provinces

State / Province	# of Properties	ABR (’000s)	ABR as a % of Total Portfolio	Square Feet (’000s)	SF as a % of Total Portfolio	State / Province	# of Properties	ABR (’000s)	ABR as a % of Total Portfolio	Square Feet (’000s)	SF as a % of Total Portfolio
TX	69	$43,680	10.2%	4,090	9.8%	MS	12	$4,184	1.0%	607	1.5%
MI	51	36,973	8.6%	4,009	9.7%	LA	5	3,837	0.9%	211	0.5%
FL	28	25,466	5.9%	1,549	3.7%	NE	6	3,438	0.8%	492	1.2%
IL	29	23,334	5.4%	2,364	5.7%	SC	13	3,404	0.8%	304	0.7%
CA	16	22,714	5.3%	2,215	5.3%	NJ	2	3,404	0.8%	266	0.6%
WI	25	22,109	5.2%	2,223	5.4%	WA	14	3,388	0.8%	147	0.4%
OH	49	21,025	4.9%	1,712	4.1%	IA	4	2,938	0.7%	622	1.5%
MN	21	20,226	4.7%	3,051	7.3%	UT	3	2,810	0.6%	280	0.7%
PA	33	16,425	3.8%	2,305	5.5%	NM	9	2,795	0.6%	107	0.3%
TN	48	15,427	3.6%	1,084	2.6%	CO	4	2,633	0.6%	126	0.3%
IN	27	14,360	3.3%	1,687	4.1%	MD	3	2,167	0.5%	205	0.5%
AL	53	13,189	3.1%	950	2.3%	CT	2	1,945	0.5%	55	0.1%
GA	35	12,250	2.9%	1,576	3.8%	MT	7	1,728	0.4%	43	0.1%
NC	26	9,989	2.3%	961	2.3%	DE	4	1,175	0.3%	133	0.3%
KY	23	9,338	2.2%	927	2.2%	ND	2	1,073	0.3%	24	0.1%
MO	19	9,092	2.1%	1,260	3.0%	VT	2	439	0.1%	24	0.1%
WV	18	8,986	2.1%	1,232	3.0%	WY	1	338	0.1%	21	0.1%
AZ	7	8,956	2.1%	747	1.8%	NV	1	282	0.1%	6	0.0%
OK	24	8,537	2.0%	1,001	2.4%	OR	1	136	0.0%	9	0.0%
AR	10	7,771	1.8%	340	0.8%	Total U.S.	764	$420,655	98.1%	41,131	99.0%
NY	28	7,410	1.7%	562	1.4%	BC	2	$4,777	1.1%	253	0.6%
MA	3	6,338	1.5%	443	1.1%	ON	3	2,084	0.5%	101	0.2%
KS	10	5,325	1.2%	643	1.5%	AB	1	979	0.2%	51	0.1%
VA	15	5,095	1.2%	178	0.4%	MB	1	350	0.1%	25	0.1%
SD	2	4,526	1.1%	340	0.8%	Total Canada	7	$8,190	1.9%	430	1.0%
						Grand Total	771	$428,845	100.0%	41,561	100.0%

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Lease Expirations
(rent percentages based on ABR)

WEIGHTED AVERAGE
REMAINING LEASE TERM: 9.6 YRS
20%
10%
0%
3.3%
6.1%
4.6%
4.4%
11.3%
2.1%
7.7%
4.6%
3.4%
3.9%
7.7%
7.0%
3.1%
5.5%
4.1%
4.2%
10.7%
1.9%
0.4%
1.7%
2.3%
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
2045
Thereafter
Industrial
Retail
Other

Expiration Year	# of Properties	# of Leases	ABR (’000s)	ABR as a % of Total Portfolio	Square Feet (’000s)	SF as a % of Total Portfolio
2026	21	22	$13,978	3.3%	1,306	3.1%
2027	28	29	26,072	6.1%	2,248	5.4%
2028	28	28	20,167	4.6%	1,793	4.3%
2029	60	35	18,558	4.4%	2,587	6.2%
2030	98	61	48,407	11.3%	4,279	10.3%
2031	34	29	8,964	2.1%	872	2.1%
2032	61	46	33,047	7.7%	3,481	8.4%
2033	50	24	19,888	4.6%	1,495	3.6%
2034	38	27	14,666	3.4%	1,245	3.0%
2035	22	17	16,853	3.9%	2,219	5.3%
2036	89	24	33,112	7.7%	3,274	7.9%
2037	23	13	29,601	7.0%	2,786	6.7%
2038	39	38	13,330	3.1%	1,255	3.0%
2039	21	17	23,886	5.5%	1,869	4.5%
2040	33	13	17,591	4.1%	927	2.2%
2041	40	9	18,147	4.2%	1,453	3.5%
2042	58	13	45,558	10.7%	4,803	11.6%
2043	3	2	8,050	1.9%	517	1.2%
2044	3	3	1,660	0.4%	103	0.2%
2045	4	3	7,320	1.7%	698	1.7%
Thereafter	9	2	9,990	2.3%	2,286	5.6%
Total leased properties	762	455	428,845	100.0%	41,496	99.8%
In-process developments	8	9	—	—%	—	—%
Untenanted properties	1	—	—	—%	65	0.2%
Total properties	771	464	$428,845	100.0%	41,561	100.0%

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Occupancy
Occupancy by Rentable Square Footage

99.4%
99.4%
99.1%
99.8%
99.1%
99.1%
99.1%
99.5%
99.8%
2022
2023
2024
2025
Q4'24
Q1'25
Q2'25
Q3'25
Q4'25

Change in Occupancy

Number of properties
Vacant properties at January 1, 2025	2
Lease expirations (a)	2
Leasing activities	(2)
Vacant properties at March 31, 2025	2
Lease expirations (a)	5
Leasing activities	(2)
Vacant dispositions	(3)
Vacant properties at June 30, 2025	2
Lease expirations (a)	16
Leasing activities	(12)
Vacant dispositions	(3)
Vacant properties at September 30, 2025	3
Lease expirations (a)	13
Leasing activities	(12)
Vacant dispositions	(3)
Vacant properties at December 31, 2025	1
(a)Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved and effective in the periods indicated above.

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Definitions and Explanations
Adjusted NOI, Annualized Adjusted NOI, Adjusted Cash NOI and Annualized Adjusted Cash NOI: Our reported results and net earnings per diluted share are presented in accordance with accounting principles generally accepted in the United States of America (GAAP). Adjusted NOI and Adjusted Cash NOI are non-GAAP financial measures that we believe are useful to assess property-level performance. We compute Adjusted NOI by adjusting Adjusted EBITDAre (defined below) to exclude general and administrative expenses incurred at the corporate level. Given the net lease nature of our portfolio, we do not incur general and administrative expenses at the property level. To compute Adjusted Cash NOI, we adjust Adjusted NOI to exclude non-cash items included in total revenues and property expenses, such as straight-line rental revenue and other amortization and non-cash items, based on an estimate calculated as if all investment and disposition activity that took place during the quarter had occurred on the first day of the quarter. We then annualize quarterly Adjusted NOI and Adjusted Cash NOI by multiplying each amount by four to compute Annualized Adjusted NOI and Annualized Adjusted Cash NOI, respectively, which are also non-GAAP financial measures. We believe Adjusted NOI and Adjusted Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. We believe that the exclusion of certain non-cash revenues and expenses from Adjusted Cash NOI is a useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by non-cash revenues or expenses. You should not unduly rely on Annualized Adjusted NOI and Annualized Adjusted Cash NOI as they are based on assumptions and estimates that may prove to be inaccurate. Our actual reported Adjusted NOI and Adjusted Cash NOI for future periods may be significantly different from our Annualized Adjusted NOI and Annualized Adjusted Cash NOI. Additionally, our computation of Adjusted NOI and Adjusted Cash NOI may differ from the methodology for calculating these metrics used by companies in our industry, and, therefore, may not be comparable to similarly titled measures reported by other companies.
Adjusted Secured Overnight Financing Rate (SOFR): We define Adjusted SOFR as the current one month term SOFR plus an adjustment of 0.10% per the terms of our credit facilities.
Annualized Base Rent (ABR): We define ABR as the annualized contractual cash rent due for the last month of the reporting period, excluding the impacts of short-term rent deferrals, abatements, or free rent, and adjusted to remove rent from properties sold during the month and to include a full month of contractual cash rent for investments made during the month.
Cash Capitalization Rate: Cash Capitalization Rate represents either (1) for acquisitions and new build-to-suit developments, our pro-rata share of the estimated first year cash yield to be generated on a real estate investment, which was estimated at the time of investment based on the contractually specified cash base rent for the first full year after the date of the investment, divided by the purchase price for the property excluding capitalized acquisition costs, or (2) for dispositions, the property’s ABR in effect immediately prior to the disposition, divided by the disposition price, or (3) for transitional capital, the contractual cash yield to be generated on total invested capital.
EBITDA, EBITDAre, Adjusted EBITDAre, Pro Forma Adjusted EBITDAre, Annualized EBITDAre, Annualized Adjusted EBITDAre, and Pro Forma Annualized Adjusted EBITDAre: EBITDA, EBITDAre, Adjusted EBITDAre, Pro Forma Adjusted EBITDAre, Annualized EBITDAre, Annualized Adjusted EBITDAre, and Pro Forma Annualized Adjusted EBITDAre are non-GAAP financial measures. We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. EBITDA is a measure commonly used in our industry. We believe that this ratio provides investors and analysts with a measure of our performance that includes our operating results unaffected by the differences in capital structures, capital investment cycles and useful life of related assets compared to other companies in our industry. We compute EBITDAre in accordance with the definition adopted by Nareit. Nareit defines EBITDAre as EBITDA excluding gains (loss) from the sales of depreciable property and provisions for impairment on investment in real estate. We believe EBITDA and EBITDAre are useful to investors and analysts because they provide important supplemental information about our operating performance exclusive of certain non-cash and other costs. Adjusted EBITDAre represents EBITDAre, adjusted to reflect revenue producing investments and dispositions for the quarter as if such investments and dispositions had occurred at the beginning of the quarter, and to exclude certain GAAP income and expense amounts that are either non-cash, such as cost of debt extinguishments, realized or unrealized gains and losses on foreign currency transactions, or gains on insurance recoveries, or that we believe are one time, or unusual in nature because they relate to unique circumstances or transactions that had not previously occurred and which we do not anticipate occurring in the future, and to eliminate the impact of lease termination fees, and other items that are not a result of normal operations. While investments in build-to-suit developments have an immediate impact to Net Debt, we do not make an adjustment to EBITDAre until the quarter in which the lease commences. We define our Pro Forma Adjusted EBITDAre as Adjusted EBITDAre adjusted to show the impact of estimated contractual revenues based on in-process development spend to-date. Our Pro Forma Net Debt is defined as Net Debt adjusted for estimated net proceeds from forward sale agreements that have not settled as if they have been physically settled for cash as of the period presented. We then annualize quarterly Adjusted EBITDAre and Pro Forma Adjusted EBITDAre by multiplying them by four (“Annualized Adjusted EBITDAre” and “Annualized Pro Forma Adjusted EBITDAre”). You should not unduly rely on this measure as it is based on assumptions and estimates that may prove to be inaccurate. Our actual reported EBITDAre for future periods may be significantly different from our Annualized Adjusted EBITDAre. Adjusted EBITDAre and Annualized Adjusted EBITDAre are not measurements of performance under GAAP, and our Adjusted EBITDAre and Annualized Adjusted EBITDAre may not be comparable to similarly titled measures of other companies. You should not consider our Adjusted EBITDAre and Annualized Adjusted EBITDAre as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.
Funds From Operations (FFO), Core Funds From Operations (Core FFO), and Adjusted Funds From Operations (AFFO): FFO, Core FFO, and AFFO are non-GAAP measures. We believe the use of FFO, Core FFO, and AFFO are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO, Core FFO, and AFFO should not be considered alternatives to net income as a performance measure or to cash flows from operations, as reported on our statement of cash flows, or as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute Core FFO by adjusting FFO to exclude certain GAAP income and expense amounts that we believe are infrequently recurring, unusual in nature, or not related to its core real estate operations, including write-offs or recoveries of accrued rental income, lease termination fees and other non-core income from real estate transactions, severance and employee transition costs, and other extraordinary items. We compute AFFO by adjusting Core FFO for certain revenues and expenses that are non-cash or unique in nature, including straight-line rents, amortization of lease intangibles, amortization of debt issuance costs, adjustment to provision for credit losses, non-capitalized transaction costs such as acquisition costs related to deals that failed to transact, (gain) loss on interest rate swaps and other non-cash interest expense, deferred taxes, stock-based compensation, and other specified non-cash items.

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Definitions and Explanations (continued)
Gross Debt: We define Gross Debt as total debt plus debt issuance costs and original issuance discount.
Net Debt: Net Debt is a non-GAAP financial measure. We define Net Debt as our Gross Debt less cash and cash equivalents and restricted cash.
Occupancy: Occupancy or a specified percentage of our portfolio that is “occupied” or “leased” means as of a specified date the quotient of (1) the total rentable square footage of our properties minus the square footage of our properties that are vacant and from which we are not receiving any rental payment, and (2) the total square footage of our properties.
Rent Coverage Ratio: Rent Coverage Ratio means the ratio of tenant-reported or, when available, management’s estimate, based on tenant-reported financial information, of annual earnings before interest, taxes, depreciation, amortization, and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date.
Same Store Rental Revenue: Represents cash base rents, net of uncollectible amounts, and excludes the amortization of above/below market leases, straight-line rent, operating expenses billed to tenants, net write-offs of accrued rental income, and other income from real estate transactions for properties that we owned for the entire year-to-date period for both current and prior year except for properties during the current or prior year that were under development. For purposes of comparability, same store rental revenue is presented on a constant currency basis by applying the exchange rate as of the balance sheet date to base currency rental revenue.
Straight-line Yield: Straight-line yield represents our pro-rata share of the estimated first year yield to be generated on a real estate investment, which was computed at the time of investment based on the straight-line annual rental income computed in accordance with GAAP, divided by the purchase price.
Definitions Related to Development Properties:
•Estimated Total Project Investment: Represents the estimated costs to be incurred to complete development of each project. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter. Excludes capitalized costs consisting of capitalized interest and other acquisition costs.
•Estimated Cash Capitalization Rate: Calculated by dividing the estimated first year cash yield to be generated on a real estate investment by the Estimated Total Project Investment for the property.
•Estimated Straight-line Yield: Represents the estimated first year yield to be generated on a real estate investment, which was computed at the time of investment based on the estimated annual straight-line rental income computed in accordance with GAAP, divided by the Estimated Total Project Investment.
•Start Date: The Start Date represents the period in which we have begun physical construction on a property.
•Target Stabilization Date: The Target Stabilization Date is our current estimate of the period in which we will have substantially completed a project and the project is made available for occupancy. We expect to update our timing estimates on a quarterly basis.

BROADSTONE NET LEASE, INC. | www.broadstone.com | © 2026 Broadstone Net Lease, LLC. All rights reserved.	36